Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 27, 2015, except for Note 22, as to which the date is April 13, 2015 relating to the consolidated financial statements of Twin Cities Power Holdings, LLC and Subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

May 8, 2015